# CONSULTING SERVICES AGREEMENT

THIS AGREEMENT ("Agreement") is entered into on February 24, 2006, between Irwin Tancer ("Consultant"), with its principal place of business located at 111 Violet Drive, Pearl River, New York, 10965 and Stocktrade Network Inc. ("Client"), with its principal place of business located at 39 Broadway, Suite 740, New York, New York, 10006 and shall be effective as of February 24, 2006 (the "Effective Date").

## RECITALS

WHEREAS, Consultant is engaged in the business of providing Management Consulting Services and

WHEREAS, Client wishes to utilize the services of Consultant in connection with managing it's business.

NOW, THEREFORE, Consultant and Client agree as follows:

### 1. Scope of Services

Consultant will perform the following work ("Consultant's Work" or the "Work") for Client in accordance with the completion times as set forth in Exhibit A.

### 2. Price and Payment Terms

Client agrees to cooperate with Consultant's reasonable requests with respect to the scheduling and performance of the work and to pay Consultant for Consultant's Work as set forth in Exhibit A.

### 3. Term and Termination

Unless terminated as provided herein, this Agreement shall extend to and terminate upon completion of Consultant's Work as provided herein. Client may terminate this Agreement without cause upon thirty (30) days written notice. In the event of termination without cause, Client agrees to pay Consultant for all of Consultant's Work performed up to the date of termination. Either party may terminate this agreement for material breach, provided, however, that the terminating party has given the other party at least 21 days written notice of and the opportunity to cure the breach. Termination for breach shall not preclude the terminating party from exercising any other remedies for breach.

### 4. Ownership of Intellectual Property

To the extent that Consultant has received payment of compensation as provided in this Agreement, Consultant hereby assigns to Client all right, title, and interest in any intellectual property created or developed by Consultant for Client under this agreement.

## 5. Confidential Information

A. All information relating to Client that is known to be confidential or proprietary, or which is clearly marked as such, shall be held in confidence by Consultant and shall not be disclosed or used by Consultant except to the extent that such disclosure or use is reasonably necessary to the performance of Consultant's Work.

B. All information relating to Consultant that is known to be confidential or proprietary, or which is clearly marked as such, shall be held in confidence by Client and shall not be disclosed or used by Client except to the extent that such disclosure or use is reasonably necessary to the performance of Client's duties and obligations under this Agreement.

C. These obligations of confidentiality shall extend for a period of 2 years after the termination of this agreement, but shall not apply with respect to information that is independently developed by the parties, lawfully becomes a part of the public domain, or of which the parties gained knowledge or possession free of any confidentiality obligation.

## 6. Warranty and Disclaimer

Consultant warrants that Consultant's Work will be provided in a workmanlike manner, and in conformity with generally prevailing industry standards. THIS WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY ORAL OR WRITTEN REPRESENTATIONS, PROPOSALS OR STATEMENTS MADE ON OR PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT.

## 7. Limitation of Remedies

Client's sole and exclusive remedy for any claim against Consultant with respect to the quality of Consultant's Work shall be the correction by Consultant of any material defects or deficiencies therein, of which Client notifies Consultant in writing within ninety (90) days after the completion of that portion of Consultant's Work. In the absence of any such notice, Consultant's Work shall be deemed satisfactory to and accepted by Client.

## 8. Limitation of Liability

In no event shall Consultant be liable for any loss of profit or revenue by Client, or for any other consequential, incidental, indirect or economic damages incurred or suffered by Client arising as a result of or related to Consultant's Work, whether in contract, tort, or otherwise, even if Client has been advised of the possibility of such loss or damages. Client further agrees that the total liability of Consultant for all claims of any kind arising as a result of or related to this Agreement, or to any act or omission of

Consultant, whether in contract, tort or otherwise, shall not exceed an amount equal to the amount actually paid by Client to Consultant for Consultant's Work during the twelve (12) month period preceding the date the claim arises. Client shall indemnify and hold Consultant harmless against any claims by third parties, including all costs, expenses and attorneys' fees incurred by Consultant therein, arising out of or in conjunction with Client's performance under or breach of this Agreement.

## 9. Relation of Parties

The performance by Consultant of its duties and obligations under this Agreement shall be that of an independent contractor, and nothing herein shall create or imply an agency relationship between Consultant and Client, nor shall this Agreement be deemed to constitute a joint venture or partnership between the parties.

## 10. Employee Solicitation/Hiring

During the period of this agreement and for twelve (12) months thereafter, neither party shall directly or indirectly solicit or offer employment to or hire any employee, former employee, subcontractor, or former subcontractor of the other. The terms "former employee" and "former subcontractor" shall include only those employees or subcontractors of either party who were employed or utilized by that party on the Effective Date of this Agreement.

## 11. Miscellaneous Provisions

A. Consultant agrees to notify client in writing if it intends to subcontract any part of the Work to an independent contractor. Except as provided herein, neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, together with their respective legal representatives, successors, and assigns, as permitted herein.

B. Any dispute arising under this Agreement shall be subject to binding arbitration by a single Arbitrator, in accordance with its relevant industry rules, if any. The parties agree that this Agreement shall be governed by and construed and interpreted in accordance with the laws of New York. The arbitration shall be held in New York. The Arbitrator shall have the authority to grant injunctive relief and specific performance to enforce the terms of this Agreement. Judgment on any award rendered by the Arbitrator may be entered in any Court of competent jurisdiction.

C. If any litigation or arbitration is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

D. If any term of this Agreement is found to be unenforceable or contrary to law, it shall be modified to the least extent necessary to make it enforceable, and the remaining portions of this Agreement will remain in full force and effect.

E. Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay is caused by events or circumstances beyond the delayed party's reasonable control.

F. The waiver by any party of any breach of covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing, and signed by the party waiving its rights. This Agreement may be modified only by a written instrument executed by authorized representatives of the parties hereto.

G. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, proposals, negotiations, representations or communications relating to the subject matter. Both parties acknowledge that they have not been induced to enter into this Agreement by any representations or promises not specifically stated herein.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

| Consultant: Irwin Tancer | Client: Stocktrade Network Inc. |
| --- | --- |
| By: Irwin Tancer | By: |
| Title: | Title: President |
| | 2/24/06 |

## EXHIBIT A: STATEMENT OF WORK

**PREAMBLE**

This Statement of Work accompanies an Agreement that has been executed by the parties. All statements of fact contained in this Statement of Work are subject to the terms and conditions set forth in such Agreement. The terms and conditions set forth in the Agreement control in the event of any inconsistency between such terms and conditions and the matters set forth in this Statement of Work.

1. **Scope.** *Consultant shall provide general business management consulting service from time to time, as agreed by the parties, either in person or via telephone for a two year period. However, consultant shall be available for no less than 1 day per month for the term of this contract.*

2. **Payment.** *Consultant is being hired on a fixed-price basis to perform the Services and provide the Deliverables described above. The fixed price for this Statement of Work is: 250,000 shares of the Client's Common Stock. Said shares shall be distributed in the following manner:*

| *Date* | *Amount Due* |
|---|---|
| *February 24, 2007* | *125,000 shares* |
| *February 24, 2008* | *125,000 shares* |

*Payment is due fifteen (15) days after date above. Client may not withhold any amounts due hereunder and Consultant reserves the right to cease work without prejudice if amounts are not paid when due. In the event that there is a change in control, or a majority of the Client's shares exchanges hands the entire amount due to Consultant shall become payable immediately.*

3. **Expenses.** *Prices quoted for Services do not include and Client will reimburse Consultant for its reasonable and necessary cost of travel and out-of-pocket costs for photocopying, overnight courier, unusual long distance telephone and the like. All non-local trips must be approved by Client before commencing.*